UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

BSML, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

301 Yamato Road, Suite 3130 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-9046

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 25, 2008, BSML, Inc. (the “Company”) accepted the resignation of its Chief Executive Officer and Chairman of its Board of Directors, appointed a new Chief Executive Officer, entered into three material agreements, and appointed a new director and a new Chairman of its Board of Directors.

Resignation of Chief Executive Officer

Effective April 25, 2008, Andrew Rudnick resigned as the Chief Executive Officer and Chairman of BSML, Inc. (the “Company”).

In connection with Mr. Rudnick’s resignation, the Company and Mr. Rudnick entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), effective as of April 25, 2008. The Company and Sleek Inc. (“Sleek”), an entity controlled by Mr. Rudnick, also entered into an Amended and Restated Support Services Agreement (the “Amended Services Agreement”), which amended and restated a prior agreement dated December 6, 2007.

Rudnick Separation Agreement

Pursuant to the Separation Agreement, the Company agreed to pay Mr. Rudnick a total of $495,000 in severance pay as follows:

(1) $72,500 on the effective date of the Agreement;

(2) $72,500 on the first to occur of (i) thirty (30) days after the Effective Date or (ii) that date that BSML receives $1 million in equity financing from its new Chief Executive Officer or his affiliates; and

(3) $350,000 paid by the Company to Rudnick over a twelve (12) month period in accordance with the Company’s payroll practices in effect as of the effective date of the Separation Agreement, the first payment to commence on that date which is sixty (60) days after the effective date and continue each month thereafter until paid in full.

Additionally, the Company agreed to pay to Sleek $50,105 upon execution of the Separation Agreement by Mr. Rudnick, which sum constituted advance payment for the support services Sleek agreed to provide to the Company under the Amended Services Agreement during the term thereof. The Company and Rudnick agreed that in the event that Sleek determines, in Sleek’s reasonable opinion, that the cost of the support services Sleek provides to the Company under the Amended Support Services Agreement for the applicable period exceeds $50,105, the Company will promptly pay Sleek such additional amounts once invoiced by Sleek. Mr. Rudnick and Sleek acknowledged and agreed that Sleek had already received payment from the Company for the support services Sleek provided BSML through Friday, April 18, 2008.

In consideration of the Company’s entering into the Separation Agreement, Mr. Rudnick and Sleek, as applicable, agreed that Mr. Rudnick’s Employment Agreement is terminated and of no further force or effect provided, however, that Section 7(o) of the Employment Agreement shall survive and remain in full force and effect. Mr. Rudnick also agreed, on behalf of Sleek, to provide consulting services to the Company after the execution of the Separation Agreement pursuant to the Amended Services Agreement.

Amended Services Agreement

The Amended Services Agreement amended and restated a prior Support Services Agreement between the Company and Sleek dated December 6, 2007, which was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 11, 2007.

Pursuant to the Amended Services Agreement, Sleek agreed to provide the following services:

(i)	Marketing advice, consulting and strategy for all products and services offered by the Customer;
(ii)	Fulfillment of all product requirements;
(iii)	Training of the Customer’s personnel;
(iv)	Timely billing to and collecting from all customers, and accounts receivable;
(v)	Cash management;
(vi)	Personnel management;
(vii)	Timely preparation and filing of the Customer’s tax and regulatory returns and other necessary governmental filings;
(viii)	Providing information technology services;
(ix)	Providing data processing services;
(x)	Maintenance of records in accordance with procedures mutually agreed upon by the parties;
(xi)	Providing technical services for the Customer and its business; and
(xii)	Call center management and operations.

As consideration for providing the services, the Company agreed to pay Sleek a monthly administrative fee (the “Administrative Fee”) equal to the aggregate of Sleek’s actual costs, fees, expenses incurred by or on behalf of Sleek in connection with, or related to the provision of the Services under the Amended Services Agreement, including, without limitation, salaries, wages, and other compensation paid to employees (excluding salary or other compensation paid to Andrew Rudnick) and approved by Sleek to perform the Services, the cost of employee benefits attributable to such approved employees, communications, and any other operating expenses of Sleek (the “Base Costs”). However, in no event shall compensation paid to, and the costs of benefits attributable to, Sleek employees not approved by the Company be included in Base Costs. The Administrative Fee is to be paid on the first of every month following the month in which Sleek bills the Company for Services during the term of the Amended Services Agreement. However, upon Execution of the Amended Services Agreement, the Company paid the Administrative Fee through May 31, 2008, in the amount of $50,105, as noted above.

The foregoing descriptions of the Separation Agreement and the Amended Services Agreement are not complete and are qualified in their entirety by reference to the Separation Agreement and the Amended Services Agreement, copies of which are filed herewith as exhibits and incorporated herein by reference.

Appointment of New Chief Executive Officer

Effective as of April 25, 2008, the Board of Directors of the Company appointed Jeff Nourse as the Chief Executive Officer of the Company. The Company will provide information regarding Mr. Nourse’s compensation once it has been finalized.

Appointment of New Chairman and New Director

In connection with the resignation of Andrew Rudnick, the Company’s Board of Directors appointed Anthony M. Pilaro as the Company’s Chairman of the Board of Directors. The Board also appointed Mr. Nourse as a Director of the Company.

Mr. Pilaro had previously served as the Chairman of the Company’s Board of Directors since 1997 through February 2008. Presently, he serves as Chairman of CAP Advisers Limited, with offices in Dublin, Ireland, and which serves as a family office for the business affairs of the Pilaro family. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro was Chairman of both CAP and Excimer Vision Leasing for the last 5 years except for the period from August 2004 to February 2005. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of Duty Free Shoppers Group Limited, the world’s leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

Jeffrey Nourse, 41, is a successful entrepreneur with a long career with retail growth companies. From 1985 to 2001, Mr. Nourse was the founder and CEO of Canada’s largest wholesale auto body supply centers. From 2002 to the present, he was the founder and CEO of the second largest med spa company in North America.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Separation Agreement between the Company and Andrew Rudnick dated as of April 25, 2008.
99.2	Amended and Restated Support Services Agreement between the Company and Sleek, Inc., dated as of April 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2008

BSML, Inc.

	By:	/s/ Marc Applebaum
Marc Applebaum
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Separation Agreement between the Company and Andrew Rudnick dated as of April 25, 2008.

99.2	Amended and Restated Support Services Agreement between the Company and Sleek, Inc., dated as of April 25, 2008.